Table 1

[am. B.C. Regs. 315/2004, ss. 5 to 9; 186/2007.]

Articles
.......................................................

Mantra Venture Group Ltd.  (the "Company")

Part 1 — Interpretation

Definitions

1.1  Without limiting Article 1.2, in these articles, unless the context requires otherwise:

"adjourned meeting" means the meeting to which a meeting is adjourned under Article 8.6 or 8.10;

"appropriate person" has the same meaning as in the Securities Transfer Act;

"board" and "directors" mean the directors or sole director of the Company for the time being;

" Business Corporations Act " means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

" Interpretation Act " means the Interpretation Act, R.S.B.C. 1996, c. 238;

"protected purchaser" has the same meaning as in the Securities Transfer Act;

"trustee", in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

Business Corporations Act definitions apply

1.2  The definitions in the Business Corporations Act apply to these articles.

Interpretation Act applies

1.3  The Interpretation Act applies to the interpretation of these articles as if these articles were an enactment.

Conflict in definitions

1.4  If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles.

Conflict between articles and legislation

1.5  If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

Part 2 — Shares and Share Certificates

Form of share certificate

2.1  Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

Right to share certificate

2.2  Each shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series of shares held by the shareholder.

Sending of share certificate

2.3  Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

Replacement of worn out or defaced certificate

2.4  If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit,

(a) order the certificate to be cancelled, and

(b) issue a replacement share certificate.

Replacement of lost, destroyed or wrongfully taken certificate

2.5  If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if the person

(a) so requests before the Company has notice that the lost, destroyed or wrongfully taken share certificate has been acquired by a protected purchaser,

(b) provides the Company with an indemnity bond sufficient, in the judgment of the directors, to protect the Company from any loss that the Company may suffer by issuing a new certificate, and

(c) satisfies any other reasonable requirements imposed by the Company.

Certificate not to be replaced after registration of transfer

2.51  A person entitled to a share certificate may not assert against the Company a claim for a new share certificate under Article 2.5 if

(a) the share certificate has been lost, apparently destroyed or wrongfully taken and the person fails to notify the Company of that fact within a reasonable time after the person has notice of it, and

(b) the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

Splitting share certificates

2.6  If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

Part 3 — Issue of Shares

Directors authorized to issue shares

3.1  The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

Company need not recognize unregistered interests

3.2  Except as required by law or these articles, the Company need not recognize or provide for any person's interests in or rights to a share unless that person is the shareholder of the share.

Part 4 — Share Transfers

Registering transfers

4.1  If the Company has issued, or may be required to issue, a share certificate in respect of a share of the Company, a transfer of that share must not be registered unless the Company, or the transfer agent or registrar for the applicable class or series of shares, has received

(a) the share certificate, if any,

(b) a written instrument of transfer, which instrument of transfer may be on a separate document or on the share certificate, endorsed by

    (i)  the shareholder,

    (ii)  any other appropriate person, or

    (iii)  an agent who has actual authority to act on behalf of the shareholder or appropriate person, and

(c) any other evidence reasonably required by the Company, or by the transfer agent or registrar for the applicable class or series of shares, to prove

    (i)  the title of the transferor,

    (ii)  the transferor's right to transfer the share,

    (iii)  that the endorsement is genuine and authorized, or

    (iv)  that the transfer is rightful or is to a protected purchaser.

Repealed

4.2  and 4.3 Repealed. [B.C. Reg. 186/2007, s. (c).]

Transfer fee

4.4  There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

Part 5 — Purchase of Shares

Company authorized to purchase shares

5.1  Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

Part 6 — Borrowing Powers

Powers of directors

6.1  The directors may from time to time on behalf of the Company

(a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person,

(c) guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

(d) mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

Part 7 — General Meetings

Annual general meetings

7.1  Unless an annual general meeting is deferred or waived in accordance with section 182 (2) (a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was continued under the Business Corporations Act or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

When annual general meeting is deemed to have been held

7.2  If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under section 182 (2) (b) of the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date selected, under section 182 (3) of the Business Corporations Act, in the unanimous resolution.

Calling of shareholder meetings

7.3  The directors may, whenever they think fit, call a meeting of shareholders.

Special business

7.4  If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must

(a) state the general nature of the special business, and

(b) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders

    (i)  at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified by the notice, and

    (ii)  during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

[am. B.C. Reg. 315/2004, s. 6.]

Part 8 — Proceedings at Meetings of Shareholders

Special business

8.1  At a meeting of shareholders, the following business is special business:

(a) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b) at an annual general meeting, all business is special business except for the following:

    (i)  business relating to the conduct of, or voting at, the meeting;

    (ii)  consideration of any financial statements of the Company presented to the meeting;

    (iii)  consideration of any reports of the directors or auditor;

    (iv)  the setting or changing of the number of directors;

    (v)  the election or appointment of directors;

    (vi)  the appointment of an auditor;

    (vii)  the setting of the remuneration of an auditor;

    (viii)  business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

Quorum

8.2  Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

One shareholder may constitute quorum

8.3  If there is only one shareholder entitled to vote at a meeting of shareholders,

(a) the quorum is one person who is, or who represents by proxy, that shareholder, and

(b) that shareholder, present in person or by proxy, may constitute the meeting.

Other persons may attend

8.4  The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Requirement of quorum

8.5  No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

Lack of quorum

8.6  If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a) in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

(b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Lack of quorum at succeeding meeting

8.7  If, at the meeting to which the first meeting referred to in Article 8.6 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and being, or representing by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

Chair

8.8  The following individual is entitled to preside as chair at a meeting of shareholders:

(a) the chair of the board, if any;

(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Alternate chair

8.9  If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

Adjournments

8.10  The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of adjourned meeting

8.11  It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Motion need not be seconded

8.12  No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Manner of taking a poll

8.13  Subject to Article 8.14, if a poll is duly demanded at a meeting of shareholders,

(a) the poll must be taken

    (i)  at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

    (ii)  in the manner, at the time and at the place that the chair of the meeting directs,

(b) the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded, and

(c) the demand for the poll may be withdrawn.

Demand for a poll on adjournment

8.14  A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Demand for a poll not to prevent continuation of meeting

8.15  The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Poll not available in respect of election of chair

8.16  No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Casting of votes on poll

8.17  On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

Chair must resolve dispute

8.18  In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

Chair has no second vote

8.19  In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Declaration of result

8.20  The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

Part 9 — Votes of Shareholders

Voting rights

9.1  Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 9.3,

(a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b) on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

Trustee of shareholder may vote

9.2  A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or the directors, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

Votes by joint shareholders

9.3  If there are joint shareholders registered in respect of any share,

(a) any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or

(b) if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

Trustees as joint shareholders

9.4  Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 9.3, deemed to be joint shareholders.

Representative of a corporate shareholder

9.5  If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and,

(a) for that purpose, the instrument appointing a representative must

    (i)  be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

    (ii)  be provided, at the meeting, to the chair of the meeting, and

(b) if a representative is appointed under this Article,

    (i)  the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

    (ii)  the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Proxy provisions do not apply to all companies

9.6  Articles 9.7 to 9.13 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

Appointment of proxy holder

9.7  Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Alternate proxy holders

9.8  A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

When proxy holder need not be shareholder

9.9  A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if

(a) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 9.5,

(b) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

Form of proxy

9.10  A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)
The undersigned, being a shareholder of the above named Company, hereby appoints ......................................, or, failing that person, ..........................................., as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the ........... day of........................, ........... and at any adjournment of that meeting.

Signed this ........... day of ..............., ...........
......................................................................... Signature of shareholder

Provision of proxies

9.11  A proxy for a meeting of shareholders must

(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or

(b) unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting.

Revocation of proxies

9.12  Subject to Article 9.13, every proxy may be revoked by an instrument in writing that is

(a) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b) provided at the meeting to the chair of the meeting.

Revocation of proxies must be signed

9.13  An instrument referred to in Article 9.12 must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.5.

Validity of proxy votes

9.14  A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received

(a) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b) by the chair of the meeting, before the vote is taken.

Production of evidence of authority to vote

9.15  The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

Part 10 — Election and Removal of Directors

Number of directors

10.1  The Company must have a board of directors consisting of

(a) subject to paragraph (b), the number of directors that is equal to the number of the Company's first directors, or

(b) the number of directors set by ordinary resolution of the shareholders.

Change in number of directors

10.2  If the number of directors is changed by the shareholders under Article 10.1 (b),

(a) the change is effective whether or not previous notice of the resolution was given, and

(b) the shareholders may elect, or appoint by ordinary resolution, the directors needed to fill any vacancies in the board of directors that result from that change.

Election of directors

10.3  At every annual general meeting,

(a) the shareholders entitled to vote at the annual general meeting for the election or appointment of directors must elect or appoint a board of directors consisting of the number of directors for the time being required under these articles, and

(b) all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

[am. B.C. Reg. 315/2004, s. 7.]

Failure to elect or appoint directors

10.4  If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of

(a) the date on which the failure is remedied, and

(b) the date on which they otherwise cease to hold office under the Business Corporations Act or these articles.

Additional directors

10.5  Despite Articles 10.1 and 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article must not at any time exceed

(a) 1/3 of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office, or

(b) in any other case, 1/3 of the number of the current directors who were elected or appointed as directors other than under this Article.

Directors' acts valid despite vacancy

10.6  An act or proceeding of the directors is not invalid merely because fewer than the number of directors required by Article 10.1 are in office.

Part 11 — Proceedings of Directors

Meetings of directors

11.1  The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

Chair of meetings

11.2  Meetings of directors are to be chaired by

(a) the chair of the board, if any,

(b) in the absence of the chair of the board, the president, if any, if the president is a director, or

(c) any other director chosen by the directors if

    (i)  neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

    (ii)  neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

    (iii)  the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Voting at meetings

11.3  Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Who may call extraordinary meetings

11.4  A director may, and the secretary, if any, on request of a director must, call a meeting of the board at any time.

Notice of extraordinary meetings

11.5  Subject to Articles 11.6 and 11.7, if a meeting of the board is called under Article 11.4, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors

(a) by mail addressed to the director's address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b) by leaving it at the director's prescribed address or at any other address provided to the Company by the director for this purpose, or

(c) orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

When notice not required

11.6  It is not necessary to give notice of a meeting of the directors to a director if

(a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or

(b) the director has filed a waiver under Article 11.8.

Meeting valid despite failure to give notice

11.7  The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

Waiver of notice of meetings

1.8  Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

Effect of waiver

11.9  After a director files a waiver under Article 11.8 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

Quorum

11.10  The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

If only one director

11.11  If, in accordance with Article 10.1, the number of directors is one, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

[am. B.C. Reg. 315/2004, s. 8.]

Part 12 — Committees of Directors

Appointment of committees

12.1  The directors may, by resolution,

(a) appoint one or more committees consisting of the director or directors that they consider appropriate,

(b) delegate to a committee appointed under paragraph (a) any of the directors' powers, except

    (i)  the power to fill vacancies in the board,

    (ii)  the power to change the membership of, or fill vacancies in, any committee of the board, and

    (iii)  the power to appoint or remove officers appointed by the board, and

(c) make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

Obligations of committee

12.2  Any committee formed under Article 12.1, in the exercise of the powers delegated to it, must

(a) conform to any rules that may from time to time be imposed on it by the directors, and

(b) report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

Powers of board

12.3  The board may, at any time,

(a) revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,

(b) terminate the appointment of, or change the membership of, a committee, and

(c) fill vacancies in a committee.

Committee meetings

12.4  Subject to Article 12.2 (a),

(a) the members of a directors' committee may meet and adjourn as they think proper,

(b) a directors' committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting,

(c) a majority of the members of a directors' committee constitutes a quorum of the committee, and

(d) questions arising at any meeting of a directors' committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

Part 13 — Officers
Appointment of officers

13.1  The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

Functions, duties and powers of officers

13.2  The board may, for each officer,

(a) determine the functions and duties the officer is to perform,

(b) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c) from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Remuneration

13.3  All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

Part 14 — Disclosure of Interest of Directors

Other office of director

14.1  A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No disqualification

14.2  No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional services by director or officer

14.3  Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

14.4  A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

Part 15 — Indemnification

Indemnification of directors

15.1  The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

Deemed contract

15.2  Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 15.1.

Part 16 — Dividends

Declaration of dividends

16.1  Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

No notice required

16.2  The directors need not give notice to any shareholder of any declaration under Article 16.1.

Directors may determine when dividend payable

16.3  Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

Dividends to be paid in accordance with number of shares

16.4  Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Manner of paying dividend

16.5  A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

Dividend bears no interest

16.6  No dividend bears interest against the Company.

Fractional dividends

16.7  If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of dividends

16.8  Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed

(a) subject to paragraphs (b) and (c), to the address of the shareholder,

(b) subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c) to the person and to the address as the shareholder or joint shareholders may direct in writing.

Receipt by joint shareholders

16.9  If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Part 17 — Accounting Records

Recording of financial affairs

17.1  The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

Part 18 — Execution of Instruments under Seal

Who may attest seal

18.1  The Company's seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of

(a) any 2 directors,

(b) any officer, together with any director,

(c) if the Company only has one director, that director, or

(d) any one or more directors or officers or persons as may be determined by resolution of the directors.

Sealing copies

18.2  For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 18.1, may be attested by the signature of any director or officer.

Part 19 — Notices

Notice to joint shareholders

19.1  A notice, statement, report or other record may be provided by the Company to the joint registered shareholders of a share by providing the notice to the joint registered shareholder whose name stands first on the central securities register in respect of the share.

[am. B.C. Reg. 315/2004, s. 9.]

Notice to trustees

19.2  If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by

(a) mailing the record, addressed to that person

    (i)  by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description, and

    (ii)  at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled, or

(b) if an address referred to in paragraph (a) (ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Part 20 — Restriction on Share Transfer

Application

20.1  Article 20.2 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

Consent required for transfer

20.2  No shares may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Table 2

[am. B.C. Reg. 315/2004, ss. 10 to 14.]

Statutory Reporting Company Provisions

Part S1 — Interpretation

Definitions

S1.1  Without limiting any other provision of the Company's articles, in these Statutory Reporting Company Provisions:

" Business Corporations Act " means the Business Corporations Act, S.B.C. 2002, c. 57;

" Company Act, 1996" means the Company Act, R.S.B.C. 1996, c. 62;

"deliver", with reference to a notice or other document, includes mail to or leave with a person, or deposit in a person's mail box or receptacle at the person's residence or place of business;

"form of proxy" means a record that, on completion and signing by or on behalf of a shareholder, becomes a proxy;

"information circular" means an information circular in Form 22 of the Company Act, 1996 as it read immediately before its repeal;

" Interpretation Act " means Interpretation Act, R.S.B.C. 1996, c. 238;

"registrant" means a person registered or required to be registered in any jurisdiction to trade in securities, but does not include a trustee with respect to shares held under a trust instrument that regulates the manner in which those shares are to be voted;

"solicit" and "solicitation" include

(a) each request for a proxy, whether or not accompanied by or included in a form of proxy,

(b) each request to sign or not sign a form of proxy, or to revoke a proxy,

(c) the sending of a form of proxy or other communication to a shareholder under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy, and

(d) the sending or delivery of a form of proxy to a shareholder under Article S3.2,

but do not include

(e) the sending of a form of proxy to a shareholder in response to an unsolicited request made by that shareholder or on that shareholder's behalf, or

(f) the performance by any person of professional services on behalf of a person soliciting a proxy.

Application of Business Corporations Act and Interpretation Act

S1.2  Without limiting any other provision of the Company's articles,

(a) the definitions in the Business Corporations Act apply to Parts S1 to S8,

(b) the Interpretation Act applies to the interpretation of Parts S1 to S8 as if those Parts were an enactment, and

(c) if there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in Parts S1 to S8, the definition in the Business Corporations Act will prevail in relation to the use of the term in those Parts.

Part S2 — Registrants

Shares in name of registrant

S2.1  If a share of the Company is registered in the name of a registrant or the registrant's nominee but is not beneficially owned by the registrant, the share must not be voted at a meeting of shareholders unless the registrant promptly sends to the beneficial owner of the share, at no expense to that beneficial owner,

(a) a copy of the notice of the meeting, financial statements, all information circulars and any other records, other than the forms of proxy, sent to shareholders for use in connection with the meeting, and

(b) a written request for voting instructions from the beneficial owner stating that if voting instructions are not received at least 24 hours, not including Saturdays and holidays, before the expiry of the time within which proxies may be delivered to the Company or its agent as specified by the notice calling the meeting, the registrant may, in the registrant's discretion, vote the shares or appoint a proxy holder to vote the shares at the meeting.

Registrant must know beneficial owner before voting

S2.2  A registrant must not vote or appoint a proxy holder to vote shares registered in the registrant's name or in the name of the registrant's nominee if the registrant does not know the beneficial owner of the shares.

Records must be provided to registrant

S2.3  The person by whom, or on whose behalf, a solicitation is made must, at the request of a registrant, promptly provide to the registrant, at the expense of that person, the necessary number of copies of the records referred to in Article S2.1 (a).

Registrant must follow instructions

S2.4  A registrant must vote, or appoint a proxy holder to vote, any shares referred to in Article S2.1 in accordance with written instructions received from the beneficial owner.

Limitation

S2.5  Nothing in this Part gives a registrant the right to vote shares that the registrant is otherwise prohibited from voting.

Part S3 — Proxies

Any person may be appointed as proxy

S3.1  A shareholder entitled to vote at a meeting of shareholders, including a shareholder that is a corporation, may, by proxy, appoint a proxy holder, who need not be a shareholder, as the shareholder's nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy.

Mandatory solicitation of proxies

S3.2  Subject to any exemption granted under section 155 of the Company Act, 1996, the management of the Company must, concurrently with or before sending notice of a meeting of shareholders, send to each of the shareholders entitled to vote at the meeting a form of proxy that complies with Article S4.4 for use at that meeting.

Role of proxy

S3.3  A proxy holder has the same rights as the shareholder who appointed the proxy holder to speak at the meeting but, unless any other article provides otherwise, the proxy holder is not entitled, except on a poll, to vote the shares represented by the proxy.

Proxy must be signed and dated

S3.4  A proxy must

(a) be signed by

    (i)  the appointing shareholder,

    (ii)  an attorney authorized in writing by the appointing shareholder, or

    (iii)  if the appointing shareholder is a corporation, an authorized director, officer or attorney of the corporation,

(b) include the date on which the proxy is signed, and

(c) include the name of the proxy holder.

When proxy ceases to be valid

S3.5  A proxy ceases to be valid one year after its date.

Form of proxy

S3.6  The form of proxy must,

(a) if solicited by or on behalf of the management of the Company, contain space for a shareholder to appoint alternate proxy holders, and

(b) comply with the requirements of Article S4.4, if applicable, and the other provisions of the Company's articles.

Alternate proxy holders

S3.7  A shareholder may appoint an alternate proxy holder to act in the place and stead of an absent proxy holder.

Revocation of proxy

S3.8  A proxy may be revoked in any manner provided by law including by a written instrument that is

(a) signed by

    (i)  the appointing shareholder,

    (ii)  an attorney authorized in writing by the appointing shareholder, or

    (iii)  if the appointing shareholder is a corporation, an authorized director, officer or attorney of the corporation, and

(b) delivered to

    (i)  the delivery address of the registered office of the Company on or before the last business day preceding the date of the meeting, or any adjournment of it, at which the proxy is to be used, or

    (ii)  the chair of the meeting on the date of the meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.

Directors may set time by which proxies must be received

S3.9  Subject to Article S3.10, the directors may set a time before which proxies to be used at a meeting, or any adjournment of it, must be received by the Company or its agent.

Limitations on Article S3.9

S3.10  A time set under Article S3.9

(a) must not be more than 48 hours, not including Saturdays and holidays, before the meeting or adjourned meeting at which the proxy is to be used, and

(b) must be specified in the notice calling the meeting or in the information circular relating to the meeting.

Part S4 — Information Circulars and Proxies

Information circular required for solicitations

S4.1  Subject to any exemption granted under section 155 of the Company Act, 1996, a person must not solicit proxies to vote shares of the Company unless,

(a) in the case of a solicitation by or on behalf of the management of the Company, an information circular, either as an appendix to or as a separate record accompanying the notice of the meeting, is sent to each of the shareholders of the Company whose proxy is solicited, or

(b) in the case of any other solicitation, the person making the solicitation, concurrently with or before it, sends an information circular to each of the shareholders of the Company whose proxy is solicited.

Certain solicitations excepted

S4.2  Article S4.1 does not apply to

(a) a solicitation that is not by or on behalf of the management of the Company, if the total number of shareholders whose proxies are solicited is not more than 15,

(b) a solicitation made under Article S2.1, or

(c) a solicitation made by a person in respect of shares of which the person is the beneficial owner.

Information to be included in information circular

S4.3  If shareholders who, in the aggregate, hold shares carrying, in the aggregate, at least 1/10 of the voting rights that may be exercised in an election or appointment of directors at a meeting of shareholders deliver to the delivery address of the registered office of the Company, at least 35 days before the date of the meeting, a nomination for a director and the information as to the nominee required to be provided in an information circular under Article S4.4, the Company must, at its expense, reproduce and distribute the information received as a separate part of any information circular of management sent under Article S4.1 (a).

Form of proxy and information circular when proxies solicited

S4.4  If Article S3.2, S4.1 or S4.3 applies,

(a) the form of proxy sent to a shareholder by the person soliciting proxies must

    (i)  indicate in boldface type, or other conspicuous manner, whether or not the proxy is solicited by or on behalf of the management of the Company,

    (ii)  provide a specifically designated blank space for dating the form of proxy, and

    (iii)  subject to paragraph (e) of this article, provide a method for the shareholder whose proxy is solicited to specify that the shares registered in the shareholder's name must be voted by the proxy holder in favour of, or against, in accordance with the choice of the shareholder, every matter or group of related matters identified in it or in the information circular as intended to be acted on, other than the election or appointment of directors and the appointment of auditors,

(b) a proxy may confer discretionary authority with respect to matters as to which a choice, contemplated by paragraph (a) (iii), is not specified, if the form of proxy or the information circular states in boldface type or other conspicuous manner how it is intended to vote the shares represented by the proxy in each case,

(c) a proxy may confer discretionary authority with respect to

    (i)  amendments or variations to matters identified in the notice of meeting, or

    (ii)  other matters that may properly come before the meeting,

but only if

    (iii)  the person by whom, or on whose behalf, a solicitation is made is not made aware, a reasonable time before the time the solicitation is made, that those amendments, variations or other matters are to be presented for action at the meeting, and

    (iv)  a specific statement is made in the information circular or in the form of proxy that the proxy is conferring that discretionary authority,

(d) a proxy must not confer authority to vote

    (i)  for the election or appointment of an individual as a director of the Company unless an individual has been nominated in good faith as a director and is named in an information circular sent to the shareholders, or

    (ii)  at a meeting other than the meeting specified in the notice of meeting or any adjournment of that meeting,

(e) if an information circular contains the names of nominees for election or appointment as directors or the name of a nominee for appointment as auditor,

    (i)  the form of proxy accompanying the information circular must provide a method for the shareholder whose proxy is solicited to specify that the shares registered in that shareholder's name must or must not be voted by the proxy holder for the nominees, or for those of the nominees that the shareholder may specify, and

    (ii)  if, for any reason, the instructions of the shareholder whose proxy is solicited are uncertain as they relate to the election or appointment of directors, the proxy holder must not vote the shares of that shareholder for any director,

(f) an information circular or form of proxy must state that, if the instructions are certain,

    (i)  the shares represented by the proxy will be voted on any poll, and

    (ii)  if the shareholder whose proxy is solicited specifies a choice with respect to any matter to be acted on, the shares will be voted on any poll in accordance with the specifications so made,

(g) an information circular or form of proxy must

    (i)  indicate in boldface type, or other conspicuous manner, that the shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder's behalf at the meeting, other than the person, if any, designated in the form of proxy, and

    (ii)  contain instructions as to the manner in which the shareholder may exercise the right referred to in subparagraph (i), and

(h) if the form of proxy contains a designation of a named person as proxy holder, a method must be provided by which the shareholder may designate, in a form of proxy, some other person as the shareholder's proxy holder for the purpose of Article S3.1.

Part S5 — Financial Statements

Division 1 — Comparative Financial Statements

Comparative financial statement

S5.1  Without limiting any other requirement relating to financial statements that is imposed on or is otherwise applicable to the Company or its directors under this Part or the Business Corporations Act, the directors of the Company must ensure that each of its financial statements produced and published on or before an annual reference date under Part 6 of the Business Corporations Act is prepared as a comparative financial statement relating separately to

(a) the period that began on the date of continuation under the Business Corporations Act and ended as of the close of the Company's first financial year or, if it has completed a financial year, the latest completed financial year, as the case may be, the statement to be made up to a date not more than 6 months before the annual reference date, and

(b) the period, if any, that is the financial year next preceding the latest completed financial year.

Components of comparative financial statement

S5.2  A comparative financial statement required under Article S5.1 must be made up of

(a) an income statement,

(b) a statement of retained earnings,

(c) a cash flow statement, and

(d) a balance sheet as at the end of each period.

Cash flow statement may be omitted

S5.3  Despite Article S5.2 (c), the cash flow statement may be omitted if the reason for the omission is set out in the financial statement.

No special designations required

S5.4  The statements referred to in Article S5.2 need not be designated as an income statement, statement of retained earnings, cash flow statement or balance sheet.

Period to which comparative financial statement is to relate

S5.5  Despite Article S5.1, each comparative financial statement referred to in Article S5.1 may relate only to a period ending not more than 6 months before the applicable annual reference date, if the reason for the omission of the statement in respect of the period covered by the previous financial statement is set out in the financial statement to be produced and published before that annual reference date.

Auditor's report on comparative financial statement

S5.6  The auditor making any report required under section 212 (1) (a) of the Business Corporations Act in relation to a comparative financial statement referred to in Article S5.1 need not report on any part of that financial statement that relates to the earlier of the 2 financial periods reported on in that financial statement.

Company must distribute comparative financial statement and report to shareholders

S5.7  At least 10 days before each annual reference date, the Company must send to each shareholder and to the auditor, if any,

(a) a copy of the comparative financial statement referred to in Article S5.1 that the directors are required under Article S5.1 to produce and publish on or before that annual reference date, and

(b) unless the Company has resolved under section 203 (2) of the Business Corporations Act to waive the appointment of an auditor, the report of the auditor required under section 212 (1) (a) of the Business Corporations Act on that financial statement.

Company must distribute comparative financial statement and report to debentureholders

S5.8  On demand by a qualifying debentureholder of the Company, the Company must send the qualifying debentureholder a copy of the Company's latest comparative financial statement and a copy of any auditor's report on that financial statement.

Division 2 — Comparative Interim Financial Statements

Comparative interim financial statement

S5.9  The directors of the Company must produce a comparative interim financial statement in accordance with Article S5.10 after each financial year.

Contents of comparative interim financial statement

S5.10  A comparative interim financial statement must

(a) be produced for

    (i)  the 6 month period that began immediately after the end of the Company's most recently completed financial year, and

    (ii)  the comparable 6 month period, if any, in the 12 months immediately preceding the end of that financial year, and

(b) contain

    (i)  a cash flow statement for each period, and

    (ii)  sufficient relevant financial information in summary form to present fairly the results of the operations of the Company for each period, including

        (A)  a statement of sales or gross operating revenue,

        (B)  extraordinary items of income or expense,

        (C)  net income before income taxes imposed by any taxing authority,

        (D)  income taxes imposed by any taxing authority, and

        (E)  net profit or loss.

Comparative interim financial statement required in addition to other statements

S5.11  A comparative interim financial statement required under this Part must be produced in addition to any financial statement that the directors are required to produce under this Part or under Part 6 of the Business Corporations Act.

Notes to comparative interim financial statement

S5.12  There must be stated, by way of a note to a comparative interim financial statement,

(a) particulars of any change in accounting principle or practice, or in the method of applying any accounting principle or practice, made during the period covered that affects the comparability of the comparative interim financial statement with the financial statement for the preceding financial year or with the interim financial statement for the comparable 6 month period, and

(b) the effect, if material, of the change on the profit or loss for the period covered by the comparative interim financial statement.

Change in accounting principles or practice

S5.13  For the purposes of Article S5.12, a change in accounting principle or practice, or in the method of applying any accounting principle or practice, affects the comparability of a statement with that for the preceding financial year or comparable 6 month period, even though it did not have a material effect on the profit or loss for the period covered by the comparative interim financial statement.

Distribution of comparative interim financial statement

S5.14  A comparative interim financial statement must be sent by the Company to each shareholder within 2 months after the end of the 6 month period referred to in Article S5.10 (a) (i).

Division 3 — First Interim Financial Statement

Application

S5.15  This Division applies to a company if the company became a reporting company within the meaning of the Company Act, 1996 within 6 months after its incorporation under that Act.

First interim financial statement

S5.16  Within 8 months after the Company's date of continuation under the Business Corporations Act,

(a) the directors of the Company must produce an interim financial statement for the 6 month period that began on the date of continuation, and

(b) the Company must send a copy of the interim financial statement to each shareholder.

Contents of first interim financial statement

S5.17  The interim financial statement referred to in Article S5.16 must contain

(a) a cash flow statement, and

(b) sufficient relevant financial information in summary form to present fairly the results of the operations of the Company for the period referred to in Article S5.16 (a), including

    (i)  a statement of sales or gross operating revenue,

    (ii)  extraordinary items of income or expense,

    (iii)  net income before income taxes imposed by any taxing authority,

    (iv)  income taxes imposed by any taxing authority, and

    (v)  net profit or loss.

Directors may be relieved of obligations

S5.18  Directors may be relieved of their obligations under Article S5.16, and for that purpose section 200 of the Business Corporations Act applies.

Division 4 — General

Preparation of financial statements

S5.19  A financial statement required under this Part must be prepared in accordance with the regulations made under the Business Corporations Act and, if prepared without audit, must be clearly marked to that effect.

Approval for publication

S5.20  Before a financial statement referred to in this Part is published or sent by the Company,

(a) the financial statement must be approved by the directors, and

(b) that approval must be evidenced by the signatures of 2 directors.

Audit information on distribution

S5.21  A financial statement referred to in this Part that is sent by the Company to its shareholders or published

(a) must have attached each auditor's report, if any, made on that financial statement, and

(b) must not purport to be audited unless that financial statement has, in fact, been audited and an auditor's report has been made.

Directors may be relieved of obligations

S5.22  Directors may be relieved of their obligations under one or both of Articles S5.1 and S5.9, and for that purpose section 200 of the Business Corporations Act applies.

Part S6 — Directors

Directors and officers

S6.1  The Company must have at least 3 directors.

Qualifications of directors and officers

S6.2  Subject to Article S6.3, an individual must not become or act as a director or officer of the Company if that individual is a person whose registration in any capacity has been cancelled

(a) under the Securities Act, R.S.B.C. 1996, c. 418, by the Securities Commission or the executive director, or

(b) under the Mortgage Brokers Act, R.S.B.C. 1996, c. 313, by

    (i)  the registrar under that Act,

    (ii)  the Commercial Appeals Commission established under the Commercial Appeals Commission Act, R.S.B.C. 1996, c. 54, or

    (iii)  the Financial Services Tribunal established under the Financial Institutions Act, R.S.B.C. 1996, c. 141.

Exception

S6.3  Article S6.2 does not apply to prevent an individual from becoming or acting as a director or officer of the Company if

(a) the individual or body that cancelled the registration orders otherwise, or

(b) 5 years have elapsed since the cancellation of the registration.

Part S7 — Meetings

Notice of meeting to elect directors

S7.1  The Company must publish an advance notice of a meeting of shareholders to elect directors,

(a) if the meeting is to be held in the County of Vancouver, the County of Victoria or the County of Westminster, by publishing the notice in one issue of a daily newspaper published and circulating in the county in which the meeting is to be held,

(b) if the meeting is to be held in British Columbia, but outside the counties referred to in paragraph (a), by publishing the notice in

    (i)  one issue of a daily newspaper published and circulating in the County of Vancouver, and

    (ii)  one issue of a daily or weekly newspaper published and circulating in the place where the meeting is to be held, or

(c) if the meeting is to be held outside British Columbia, by publishing the notice in one issue of a daily newspaper published and circulating in the County of Vancouver.

Notice of meeting to elect directors

S7.1.1  The Company, not less than 56 days before it holds a meeting of shareholders at which a director is to be elected or appointed, must publish in the manner set out in Article S7.1 an advance notice of the meeting that

(a) gives the date of the meeting,

(b) invites written nominations for directors signed by shareholders holding in the aggregate not less than 10% of the shares that may be voted at the meeting,

(c) states that, if any nomination referred to in paragraph (b) is delivered to the registered office of the Company not less than 35 days before the date of the meeting, accompanied by the information as to the nominee required to be furnished in the information circular, the Company will include the name of the nominee in the form of proxy and the information as to the nominee in the information circular sent by the management of the Company under Articles S3.2 and S4.1,

(d) gives the mailing address and delivery address of the registered office of the Company, and

(e) gives the qualifications for director provided by the Act and by these articles.

Disclosure of any grounds of disqualification

S7.2  A notice of a meeting to elect directors must include, as part of the qualifications to become or continue to act as a director, the grounds on which a person is disqualified from becoming or continuing to act as a director.

Information for annual general meeting

S7.3  Subject to this article, the directors of the Company must place before each annual general meeting a statement of

(a) any change in the nature of the business carried on by the Company or its subsidiaries during the most recent complete financial year,

(b) business conditions as they affected the Company, its subsidiaries and the financial results for the past year,

(c) the total capital expenditures and dispositions, without set-off, for the past year, capital expenditures to which the Company is currently committed and the effect of each on production capacity,

(d) any major changes in long or short term financing arrangements which have occurred during the most recent complete financial year or which are contemplated,

(e) the sales volume of the Company, if applicable, expressed in those units of production applicable to the industry,

(f) any material acquisitions made during the last complete financial year,

(g) all new or major projects begun or brought into operation during the most recent complete financial year and their effect on the financial statements of the Company,

(h) the total number of employees at the end of the most recent complete financial year and the total remuneration paid to the employees of the Company for each of the last two complete financial years, and

    (i) the general competitive environment in which the Company operates, including any material changes in the pricing of products or the cost of raw materials.

Harmful information need not be disclosed

S7.4  If the release of any of the information required in Article S7.3 would be harmful to the business of the Company or its subsidiaries, that information does not need to be included in the statement referred to in Article S7.3.

Part S8 — Auditors and Audit Committees

Application

S8.1  Articles S8.2 and S8.3 do not apply to the Company if section 210 of the Business Corporations Act applies to the Company.

\Notice required to change auditor

S8.2  The management of the Company must not, unless notice is contained in its information circular required by Article S4.1, propose at any annual general meeting the appointment of an auditor other than the appointment of the incumbent auditor.

Notice of proposed change

S8.3  If the information circular contains the notice referred to in Article S8.2,

(a) the Company, not less than 14 days before the sending of the notice of the meeting, must give to the incumbent auditor written notice of the intention of management not to recommend the auditor's reappointment at the annual general meeting, specifying in it the date on which the notice of the meeting is proposed to be sent, and

(b) the incumbent auditor has the right to make to the Company, not less than 3 days before the sending of the information circular, representations in writing respecting the proposal not to reappoint the incumbent as auditor, and the Company, at its expense, must forward with the notice of the meeting a copy of those representations to every shareholder entitled to receive notice of the meeting.

Directors must appoint audit committee

S8.4  The company must form an audit committee and sections 224 to 226 of the Business Corporations Act apply.

Table 3

[am. B.C. Reg. 307/2006, ss. 8 and 9.]

Pre-existing Company Provisions

Part P1 — Voting Thresholds

Special majority

P1  The majority of votes required for the company to pass a special resolution at a general meeting is 3/4 of the votes cast on the resolution.

Special separate resolution

P2  The majority of votes required for shareholders holding shares of a class or series of shares to pass a special separate resolution is 3/4 of the votes cast on the resolution.

Exception

P3  Section P2 does not apply in respect of any class or series of shares for which the memorandum or articles of the company, immediately before the coming into force of the Business Corporations Act, set out that the majority of votes required for shareholders holding shares of that class or series of shares to pass a separate resolution is at least 2/3 and not more than 3/4 of the votes cast on the resolution.

Part P2 — Issue Price for Shares

Application

P4  Section P5 does not apply if the memorandum or articles of the company, immediately before the coming into force of the Business Corporations Act, authorize the directors of the company to determine the price or consideration for shares without par value issued by the company.

Issue price for shares without par value

P5  The issue price for a share without par value must be set by a special resolution.

Part P3 — Restrictions on Power to Allot and Issue Shares

Application

P6  Sections P7 to P15 do not apply if

(a) the company was, immediately before the coming into force of the Business Corporations Act, a reporting company within the meaning of the Company Act, 1996, or

(b) the company is a public company.

Directors must offer shares to other shareholders

P7  The directors must, before allotting shares,

(a) if the company has only one class of issued shares, offer to each shareholder the proportion of the shares to be allotted that the number of shares held by that shareholder bears to the total number of issued shares of the company, or

(b) if the company has more than one class of issued shares,

    (i)  offer to each shareholder who holds shares of the class of shares to be allotted the proportion of the shares to be allotted that the number of shares of that class of shares held by that shareholder bears to the total number of issued shares of that class of shares, and

    (ii) subject to section P8, if any shares remain after the expiry of the offer referred to in subparagraph (i) of this paragraph, offer to each shareholder who holds shares of any class of shares other than the class of shares referred to in subparagraph (i), the proportion of the remaining shares to be allotted that the number of shares held by that shareholder that are not of the class of shares referred to in subparagraph (i) bears to the total number of issued shares of the company that are not of the class of shares referred to in subparagraph (i).

Terms of offer

P8  An offer under section P7 (b) (ii) must be at a price per share that is not less than the price per share contained in the offer made under section P7 (b) (i), and the other terms of the offer under section P7 (b) (ii) must be substantially the same as the terms contained in the offer made under section P7 (b) (i).

Allotments and issues to which section P7 does not apply

P9  Section P7 does not apply to

(a) an allotment of shares to be issued for a consideration all or substantially all of which is other than money, or

(b) an allotment of shares under

    (i)  rights of conversion or exchange attached to securities of the company,

    (ii)  an amalgamation under Division 3 of Part 9 of the Business Corporations Act,

    (iii)  an arrangement under Division 5 of Part 9 of the Business Corporations Act,

    (iv)  a dividend payable in shares,

    (v)  an employee share ownership plan registered under Part 1 of the Employee Investment Act, or

    (vi)  an employee venture capital plan registered under Part 2 of the Employee Investment Act.

Offer must be made by notice

P10  An offer under section P7 must be made by notice that includes the time period within which the offer may be accepted, which time period must extend for at least 7 days after the offer is received.

If offer expires or is declined

P11  Subject to section P12, if an offer for shares under section P7 (a) or (b) (ii) has expired without having been accepted by, or has been declined in writing by, the shareholder to whom the offer was made, the directors may, for a period starting on the earlier of the expiry date for the offer and the date on which the offer is declined in writing and ending on the date that is 3 months after the expiry date for the offer, offer those shares to the persons and in the manner the directors may decide.

Further offers

P12  The directors may make an offer under section P11 if

(a) there are no other shareholders who should first receive an offer for those shares, and

(b) the price per share in the offer made under section P11 is not less than the price per share contained in the offer made to the shareholder under section P7, and the other terms of the offer made under section P11 are substantially the same as the terms contained in the offer made to the shareholder under section P7.

No right to waive generally

P13  A shareholder may not waive generally the right to be offered shares referred to in section P7.

Specified waivers permitted

P14  Nothing in section P13 prevents a shareholder from waiving, in writing, the right to be offered a specified allotment of shares.

When waiver effective

P15  A waiver referred to in section P14 is effective whether given before or after the allotment of the shares.

Part P4 — Shares of Pre-existing Company to be Purchased Rateably

Offer to purchase shares must be made to shareholders

P16  Subject to sections P17 and P18, before the company purchases any of its shares, it must make an offer, to every shareholder who holds shares of the class or series of shares to be purchased, to purchase rateably from those shareholders the number of shares of that class or series of shares that the company wishes to purchase.

Exceptions

P17  Section P16 does not apply

(a) if the purchase is made through a securities exchange or a quotation and trade reporting system,

(b) if the shares are being purchased

    (i)  from an employee or former employee of the company or of an affiliate of the company, or

    (ii)  in the case of shares beneficially owned by an employee or former employee of the company or of an affiliate of the company, from the registered owner of the shares,

(c) if, in respect of a specific share purchase, the company is, for that purchase, relieved of its obligation to comply with section P16 by a special separate resolution of the shareholders holding shares of the class or series of shares from which the shares are to be purchased,

(d) if there are reasonable grounds for believing that the purchase price for the shares being purchased is not more than the fair market value of those shares,

(e) if the purchase is one made under section 227 (3) (g), Division 2 of Part 8 or Division 5 of Part 9 of the Business Corporations Act, or

(f) to a purchase of fractional shares.

Shareholder may waive

P18  A shareholder may, in writing, waive the right to receive an offer to purchase the shareholder's shares under section P16 and that waiver is effective whether given before or after the purchase by the company of any of its shares.

Part P5 — Shares of Pre-existing Company to be Redeemed Rateably

Application

P19  Section P20 does not apply if the memorandum or articles of the company, immediately before the coming into force of the Business Corporations Act, provide that if the company redeems some but not all of the shares of a class or series of shares, that redemption need not be made rateably among every shareholder who holds shares of the class or series to be redeemed.

Shares to be redeemed rateably

P20  If the company proposes to redeem some but not all of the shares of a particular class or series of shares, it must ensure that the redemption is made rateably among every shareholder who holds shares of the class or series of shares to be redeemed.